Exhibit 10.104

[***].  Confidential Treatment Requested – Certain information in this exhibit has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT

December 20th, 2004

Curitel Communications, Inc. (hereinafter called “Curitel”) and UTStarcom Personal Communications LLC (hereinafter called “UTStarcom”) enter into this Agreement as of December 20th, 2004 according to the following terms and conditions:

1.                                       Exclusivity.

1.1                                 Curitel appoints UTStarcom its exclusive distributor for the sale of Curitel’s [***] terminal products set forth in the Exhibit A designed, engineered or produced by Curitel in [***] (the “Territory”).

1.2                                 Curitel will not provide any of its products to [***] for selling them within the UTStarcom’s exclusive territory.

1.3                                 UTStarcom will consider Curitel as its preferred [***] supplier.

2.                                       Product.

Product models specified in Exhibit A are Subject to carrier approval and competitive prices from Curitel.  Product model not specified in Exhibit A could be sold through UTStarcom provided there is a pre-arranged agreement with carrier and price, delivery term and other major issues mutually agreed by Curitel.

3.                                       Quantity.

3.1                                 UTStarcom shall purchase from Curitel the total quantity exceeding [***] units subject to (a) the acceptable performance of product during trial by carriers and their approval of user interface and to compliance with all technical issues; and (b) competitive pricing, timely delivery and satisfactory quality.

4.                                       Price.

4.1                                 The price for terminals on the attachment is based on one handset, one Standard Battery, one Charger and Manual.

4.2                                 Price by model for 4th Quarter in Year 2004 is specified in Exhibit A.

4.3                                 Prices for 1st Quarter in Year 2005 and thereafter shall be discussed and mutually agreed.

4.4                                 UTStarcom’s final prices to the carriers (hereinafter referred to the “Net Prices”) shall be the amount equal to [***].  All other Net Prices shall be mutually agreed by both parties.

5.                                       Payment Terms.

5.1                                 UTStarcom shall make payment to Curitel for product model purchased under this Agreement by telegraphic transfer.  Every first day of the month, Curitel will send the invoice for that month’s total scheduled shipment and UTStarcom will make payment of [***] of the invoiced amount on that day.  At the time of every individual shipment, UTStarcom will also make payment for the [***] of its invoice amount of the shipped products within (3) days after receiving bill of landing thereof in US dollars.  Every last day of the month, the balance of the prepaid [***] amount will be settled in a way that UTStarcom makes payment for the differences if UTStarcom’s total payments in that month falls short to the total shipped amount in that month.  Or UTStarcom will deduct the amount from following month’s [***] amount if there is any over paid amount in the previous month.

6.                                       Forecast / Order Placement.

6.1                                 UTStarcom will provide Curitel with [***] firm purchase order and [***] rolling forecast of its estimated requirements for products.

6.2                                 The above purchase order and the rolling forecast shall be provided by the 10th of each month.

6.3                                 UTStarcom will update forecasts on a monthly basis or more frequently.

6.4                                 The purchase order shall be deemed to be confirmed in case Curitel fails to notify UTStarcom of objection to such purchase order within 5 business days after receipt of it.

6.5                                 Both parties will discuss and share risk for the long lead and unique components to be ordered by Curitel before approval of the products from the carriers model by model.  Curitel will provide the unique parts and long-lead components list.  This list will include the quantity and the unit price and the total amounts to be purchased to meet the mass production requirement.

6.6                                 Subject to section 3.1, with respect to any surplus components or finished goods already ordered and/or manufactured under the purchase orders of UTStarcom and for which Curitel is liable resulting from cancellation of firm purchase orders, UTStarcom will take responsibility as long as UTStarcom issued the purchase order.  This responsibility will include the purchase of above quantity at the price of P/O sheet.  Curitel, however, will use its best efforts to (1) reduce its liability to its vendors by canceling orders for surplus components and (2) utilize such items in manufacturing elsewhere.

7.                                       Delivery.

7.1                                 UTStarcom and Curitel will work together to ensure maximum flexibility in order delivery.  Product model will be shipped at CIP (IncoTerms 2000) to any port by air or sea freight, at UTStarcom’s option.

7.2                                 Curitel will be responsible for air freight charges in case that Curitel delivers the product after [***] from agreed delivery date on the confirmed purchase order.

7.3                                 In the event delivery is delayed more than [***] from agreed delivery date on the confirmed purchase order, UTStarcom will have the option to cancel or revise purchase order for the delayed product model.

8.                                       Marketing.

8.1                                 UTStarcom shall provide marketing information per [***] to Curitel [***].  UTStarcom shall cause Curitel to build up marketing channel with carriers directly and discuss for all the product planning related issues.

9.                                       [***]

10.                                 Fulfillment Fee.

10.1                           Curitel agrees to pay a fulfillment fee to UTStarcom to be mutually negotiated based on prior fees charged for the after sales service to be rendered to Curitel’s products sold in the Territories.

10.2                           The fulfillment fee to cover any and all the expenses, which will occur in connection with UTStarcom’s sales activity, is included in the Net Prices (Net Price includes fulfillment fee).

10.3                           The fulfillment fee is paid only for the complete set of [***] terminal product, which consists of handset, a battery and a desktop charger.

11.                                 Brand Name.

11.1                           The products purchased by UTStarcom under this Agreement shall be sold under the co-brand name such as Audiovox-Pantech, provided, however, that if the carriers do not accept such co-branding, UTStarcom will make best efforts for such co-brand name to be displayed on gift boxes, labels or other materials than handsets.

12.                                 Parts Allowance.

12.1                           Curitel shall provide [***] spare part of the product to UTStarcom in lieu of the warranty service for the product.  Curitel shall not be responsible for any other warranty service (except any Epidemic Failure) for the product other than the supply of [***] spare part set forth in the preceding sentence.

12.2                           Except for the Section 12.1, Curitel shall quarterly invoice any spare parts provided to UTStarcom in accordance with market price at that time.  Curitel will continue to provide spare parts for such warranty service by UTStarcom after expiration of this Agreement.

13.                                 Warranty Service.

13.1                           UTStarcom shall be responsible for the warranty services with respect to the product except any Epidemic Failure.  Epidemic Failure shall mean the situation that would exist if [***] or more of the total units of the Products delivered to Buyer hereunder during the consecutive [***] period demonstrates a defect in material workmanship and/or design, or fails to conform to this specification because of a identical cause except fault or negligence of the user, or shipper, or improper use of the Product, Curitel’s responsibility for the Epidemic Failure is effective for [***] after shipment of the products.  Curitel will be responsible for all costs and expenses in connection with he Epidemic Failure.

13.2                           If Curitel establishes its own warranty service facilities in UTStarcom’s exclusive territories for its product after expiration of this Agreement, UTStarcom will cooperate and assist Curitel in this endeavor, provided Curitel continues to provide spare parts to UTStarcom.

14.                                 Agreement Term and Termination.

14.1                           This Agreement shall be valid for a period of [***] from the signature of this agreement.

14.2                           UTStarcom shall support Curitel to establish a direct sales operation for its products in the Territory.  Such support shall include, but not limited to [***].  If UTStarcom fails to do this or delays to provide such supports, Curitel shall be entitled to claim against UTStarcom.  This will include to make null and void for the exclusivity above clause 1.

14.3                           For the avoidance of doubt, Curitel shall be entitled to sell or distribute, during the term of this Agreement, in the Territory any terminals that shall not be specified in Exhibit A attached hereto and described in Article 2.

15.                                 Limitation of Liability; Governing Law.

15.1                           Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY LOSS OF PROFIT OR OTHER COMMERCIAL DAMAGE, INCLUDING, WITHOUT LIMITATION: INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND; LOSS OF, OR DAMAGE TO, UTSTARCOM’S OR ANY END USER’S RECORDS OR DATA; OR LOSS OF REVENUE,

LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH ANY PRODUCTS SOLD OR LICENSED BY CURTAIL TO UTSTARCOM OR TO ANY END USER OF PRODUCTS, EVEN IF CURTAIL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.2                           WITHOUT LIMITING THE FOREGOING, EACH PARTY’S TOTAL LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS MADE BY UTSTARCOM UNDER THIS AGREEMENT IN THE  [***] IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO SUCH DAMAGES.

15.3                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws, other than choice of law rules, of the State of California.  All disputes which may arise between the parties, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Los Angeles, CA in accordance with arbitration rules of ICC.

Curitel Communications, Inc.		UTSTARCOM

By:	/s/ Moon Song	By:	/s/ Philip Christopher
	Dr. Moon Song		Philip Christopher
	President and CEO		President and CEO UTStarcom
Personal Communication LLC

Exhibit A - AudioVox Year 2004 / 2005

[***]